Exhibit 10.34.3

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PURSUANT TO CONFIDENTIAL TREATMENT REQUEST

UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 230.406

THIS AMENDMENT No. 2 (“Agreement”) is made and entered into as of July 18, 2007 by and between Talecris BioTherapeutics, Inc. (“Talecris), Bayer Biologicals, Inc. and Bayer Healthcare LLC (“Bayer”), and certain European Marketing Authorization Holders (collectively the “Parties”).

WHEREAS, on March 30, 2005 Talecris, Bayer and Bayer Biologicals S.r.l. executed a Distribution Agreement and subsequently amended on April 1, 2006 (collectively the “Original Distribution Agreement”) under which Talecris products would be distributed in Europe;

WHEREAS, the term under the Original Distribution Agreement has concluded;

WHEREAS, Talecris continues to rely on certain Distributors to assist it in the distribution of products, B.Biologicals and the Distributors are willing to continue to assist Talecris beyond the term of the Original Distribution Agreement;

WHEREAS, Talecris has provided assurance it will replace all Distributors during the period from April 1, 2007 to December 31, 2007 (“Additional Term”), except as stated herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree to amend the Original Distribution Agreement as follows:

1.             Article I (Term) is replaced with “This Agreement shall terminate on December 31, 2007” (“Termination Date”).

2.             This Agreement will be deemed to have been in full force and effect as of April 1, 2007 (“Commencement Date”).

3.             The Distributors obligated by the terms of this Agreement are those operating in the countries set forth in Exhibit A (“Remaining Distributors”). No other Distributors will have obligations under the tenns of this Agreement.

4.

(i)            Upon thirty (30) days written notice by Talecris to any Distributor on Exhibit A (or such lesser period as Talecris and the applicable Distributor may agree) Talecris may terminate this Agreement effective the last day of the month in which the thirtieth day falls as pertains to any specific Remaining Distributor receiving such notice, provided, however, if Talecris has not provided such notice to all Distributors listed on Exhibit A by November 30, 2007, such Distributors will be deemed to have been served with such thirty (30) days notice of termination. For avoidance of doubt the term Remaining Distributors as used in this Agreement shall include only those Distributors listed on Exhibit A whose obligations have not been terminated under the terms of this Section 4.

(ii)           The Termination of this Agreement with respect to any individual Remaining Distributor prior to December 31, 2007 will be treated under Section 17.4 as a termination only with respect to that individual Distributor. On December 31,

2007 Section 17.4 will become applicable to all Remaining Distributors who have not previously terminated the Agreement.

5.             For purposes of the Additional Term, there shall be no Required Amount, Initial Forecast, other Forecast, or Target Net Sales that shall pertain to or obligate any of the Parties hereunder. Neither Bayer nor any of the Remaining Distributors shall be obligated to deliver any Forecast during the Additional Term.

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7.             For purposes of the Additional Term the amount of reimbursement of fixed SG&A costs and actual P&I under Section 6.1(iv) shall not be adjusted based on the volume of sales, provided, however, no Distributor shall materially increase its P&I expenditures over the levels of expenditures in the prior twelve (12) months.

8.             For purposes of the Additional Term, (i) Section 6.1(ii)(a) shall be deemed stricken; (ii) Section 17.4(iii) shall only apply on and after the Termination Date to any Remaining Distributor in Norway, provided the Distributor’s obligation to assist and cooperate with Talecris under Section 17.4(iii) shall terminate on March 31, 2007 and in no event will Bayer, B. Biologicals or any Distributor be obligated to assist Talecris after that date, (iii) the reference in Section 19 to Exhibit J is stricken and replaced with Exhibit B, as attached hereto and Bayer and the Remaining Distributors shall have the same obligations with respect to the execution of Exhibit B under this Agreement as they had with respect to the execution of Exhibit J under the Original Distribution Agreement.

9.             Except as expressly stated in this Agreement, the Original Distribution Agreement remains in full force and effect.

TALECRIS BIOTHERAPEUTICS, INC.

BY:	/s/ Authorized Signatory
NAME:	Authorized Signatory
TITLE:

BAYER HEALTHCARE, LLC

BY:	/s/ Authorized Signatory
NAME:	Authorized Signatory
TITLE:

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EXHIBIT A

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EXHIBIT B

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